Exhibit 32.1
Harmonic Inc.
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Nimrod Ben-Natan, President and Chief Executive Officer of Harmonic Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Quarterly Report on Form 10-Q of Harmonic Inc. for the fiscal quarter ended March 28, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Harmonic Inc.
Date: May 1, 2025

/s/ Nimrod Ben-Natan
Nimrod Ben-Natan
President and Chief Executive Officer